Exhibit 99.1

2801 Post Oak Blvd., Suite 600 ● Houston, Texas 77056 Tel 713.960.9111 ● Fax 713.629-6239

Westlake Chemical Announces Proposed Offering of Senior Notes

HOUSTON—(BUSINESS WIRE)—Nov. 13, 2017— Westlake Chemical Corporation (NYSE: WLK) (“Westlake”) announced today the commencement of an underwritten public offering, subject to market and other conditions, of senior unsecured notes (the “Notes”) under its existing shelf registration statement.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. The Notes are expected to be guaranteed, jointly and severally on a senior unsecured basis, by certain of Westlake’s subsidiaries. Westlake intends to use the net proceeds from the proposed public offering of the Notes, together with the proceeds from borrowings under its revolving credit facility, the planned remarketing of up to $250 million aggregate principal amount of Louisiana Local Government Environmental Facilities and Community Development Authority Revenue Refunding Bonds (Westlake Chemical Corporation Projects), Series 2017 (the “2017 Revenue Refunding Bonds”) and cash on hand, to redeem $1.138 billion aggregate principal amount of Westlake’s and certain wholly owned subsidiaries’ 4.625% senior notes due 2021 (the “2021 Notes”) and 4.875% senior notes due 2023 (the “2023 Notes”) on or after the call dates of February 15, 2018, and May 15, 2018, respectively. Westlake has not called the 2021 Notes or the 2023 Notes for redemption and this press release is not a notice of redemption of or an offer to purchase any 2021 Notes or 2023 Notes.

The Notes are being offered and will be sold only pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities (including the Notes, the 2017 Revenue Refunding Bonds, the 2021 Notes or the 2023 Notes), nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of the Notes is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are acting as book-running managers for the offering of the Notes. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by sending a request to: Merrill Lynch, Pierce, Fenner & Smith Incorporated, via email: dg.prospectus_requests@baml.com, or standard mail c/o Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001; Deutsche Bank Securities Inc. at Attention: Prospectus Group, 60 Wall Street, New York, New York 10005-2836, email: prospectus.cpdg@db.com, telephone (800) 503-4611; Goldman Sachs & Co. LLC at Attn: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316, or email prospectus-ny@ny.email.gs.com; or Wells Fargo Securities, LLC at Attention: Client Support, 608 2nd Avenue, South Minneapolis, MN 55402, telephone: (800) 645-3751 Opt 5, or email: wfscustomerservice@wellsfargo.com.

About Westlake

Westlake Chemical Corporation is an international manufacturer and supplier of petrochemicals, polymers and building products with headquarters in Houston, Texas. The company’s range of products includes: ethylene, polyethylene, styrene, propylene, chlor-alkali and derivative products, PVC suspension and specialty resins, PVC Compounds, and PVC building products including siding, pipe, fittings and specialty components, windows, fence, deck and film.

Forward-Looking Statements

The statements in this release that are not historical facts, such as statements regarding the proposed public offering of Notes, the potential redemption of the 2021 Notes and the 2023 Notes and the potential remarketing of the 2017 Revenue Refunding Bonds, the use of proceeds therefrom and other matters relating to the proposed public offering, the potential redemptions and the potential remarketing, are forward-looking statements that are based on current expectations. Although Westlake believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of operations, market conditions, capital needs and uses and other risks and uncertainties that are beyond Westlake’s control, including those described in the prospectus, Westlake’s Form 10-K for the fiscal year ended December 31, 2016 and in its other filings with the SEC. Forward-looking statements, like all statements in this press release, speak only as of the date of this press release (unless another date is indicated). We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Westlake may not consummate the redemption of the 2021 Notes and 2023 Notes or the remarketing of the 2017 Revenue Refunding Bonds, which is subject to market conditions and other factors, and the closing of the proposed public offering of the Notes is not conditioned upon the consummation of the redemption of the 2021 Notes and 2023 Notes or the remarketing of the 2017 Revenue Refunding Bonds.

Westlake Chemical Corp.

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